Exhibit 10.10
RESTRICTED STOCK AWARD AGREEMENT
     THIS AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of _________, 20___, by and between INDUSTRIAL DISTRIBUTION GROUP, INC. (the “Company”), and ____________ (“Grantee”).
W I T N E S S E T H:
     WHEREAS, the Company maintains the Industrial Distribution Group, Inc. 2007 Stock Incentive Plan (the “Plan”), and Grantee has been selected by the Compensation Committee (the “Committee”) to receive a Restricted Stock Award under the Plan;
     NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:
     1. Award of Restricted Stock
     1.1 The Company hereby grants to Grantee an award of ______ Shares of restricted stock (“Restricted Stock”), subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement and the Plan. The grant date of this award of Restricted Stock is _________, 20___(“Grant Date”).
     1.2 This Agreement shall be construed in accordance with, and subject to, the provisions of the Plan (which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company. Further, with respect to a Grantee who is a non-employee Director, any reference in this Agreement to “employment”, “employ” or derivative terms with respect to the Company shall mean the Director’s service or tenure as a member of the Board, and any reference to termination of employment with the Company (or to a derivative term or concept) shall mean the cessation of the Director’s service or tenure as a member of the Board.
     1.3 This Award is conditioned on Grantee’s execution of this Agreement. If this Agreement is not executed by Grantee and returned to the Company within one month of the Grant Date, it may be canceled by the Committee, resulting in the immediate forfeiture of all Shares of Restricted Stock.
     2. Vesting Requirements; Restrictions
     2.1 Determination of Vesting. [To be determined by Committee]

     Grantee shall be deemed to own, as of the applicable Vesting Date, notwithstanding its later calculation, that number of Shares of Restricted Stock that shall have vested (in accordance with Sections 2.1, 2.2 and 2.4) free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.4 below), and the Committee shall make its calculations, and the Company shall deliver one or more certificates for such number of Shares of Restricted Stock to Grantee, as soon as practical after the applicable Vesting Date.
     2.2 Partial Vesting for Partial Performance of Certain Target Objectives. [To be determined by Committee]
     2.3 Unvested Shares. Subject to Section 2.5 of this Agreement, any Shares of Restricted Stock that are unvested as of their respective Vesting Dates immediately shall be forfeited as of the applicable Vesting Date.
     2.4 Performance Contingency Vesting Restrictions. The Restricted Stock shall be subject to the following performance contingency vesting restrictions:
Year Eligible For Vesting: Fiscal Year 20

Eligible Restricted Shares
____________ Shares
Performance-Based	Vesting	20___ Performance
Vesting Criteria	Percentage	Target Objectives

Fiscal Year 20___ Partial Vesting: ______
Year Eligible For Vesting: Fiscal Year 20

Eligible Restricted Shares
____________ Shares
Performance-Based	Vesting	20___ Performance
Vesting Criteria	Percentage	Target Objectives

Fiscal Year 20___ Partial Vesting: ___

Partial Performance Target Range:
     [To be determined by Committee]
Year Eligible For Vesting: Fiscal Year 20

Eligible Restricted Shares
____________ Shares
Performance-Based	Vesting	20___ Performance
Vesting Criteria	Percentage	Target Objectives

Fiscal Year 20___ Partial Vesting: ______
Partial Performance Target Range:
     [To be determined by Committee]
Year Eligible For Vesting: Fiscal Year 20

Eligible Restricted Shares
____________ Shares
Performance-Based	Vesting	20___ Performance
Vesting Criteria	Percentage	Target Objectives

Fiscal Year 20___ Partial Vesting: _____
Partial Performance Target Range:
     [To be determined by Committee]
     2.5 Change in Control; Termination of Employment Without Cause. Notwithstanding the other provisions of this Agreement, in the event of a Change in Control, or a termination of Grantee’s employment with the Company without Cause, prior to any outstanding Vesting Date, one third of any shares of Restricted Stock then remaining unvested shall become fully vested and nonforfeitable as of the date of the Change in Control or termination without Cause. On the date of the Change in Control or termination without Cause, as the case may be, the Company shall deliver to Grantee one or more certificates for such shares of Restricted Stock, free and clear of any restrictions imposed by this Agreement.
     2.6 Other Termination of Employment. Except as provided in Section 2.5, if Grantee terminates employment prior to any outstanding Vesting Date (for any other reason including death, Disability, Retirement, termination for Cause and voluntary resignation), any shares of Restricted Stock then remaining unvested shall be forfeited as of the date of such termination, and all rights of Grantee to such shares shall be terminated.
     2.7 Transfer Restrictions. The Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.
     2.8 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below:
     (a) “Eligible Restricted Shares” means the Shares of Restricted Stock eligible for vesting in that year as set forth in the applicable table.
     (b) “Earnings Per Share” means, on a fully diluted basis, the amount therefor calculated in accordance with GAAP and reflected on (or, if not directly reflected, then derived exclusively from other GAAP information reflected on) the Company’s audited financial statements.
     (c) “GAAP” means generally accepted accounting principles as then being applied in the preparation of financial statements of the Company that are subject to audit by the Company’s independent certified public accountants.
     (d) “Operating Margin” means the concept employed by the Company in its public disclosures to reflect the Company’s operating income as a percentage of its revenues, with the amount of each component used therein being the amount therefor calculated in accordance with GAAP and reflected on (or, if not directly reflected, then derived exclusively from other GAAP information reflected on) the Company’s audited financial statements.
     (e) “Sales Revenue” means the amount therefor calculated in accordance with GAAP and reflected on (or, if not directly reflected, then derived exclusively from other GAAP information reflected on) the Company’s audited financial statements.
     (f) “Vesting Date” means the last day of the applicable fiscal year, as set forth in the tables in Section 2.4 of this Agreement, notwithstanding that the calculations of performance necessary to determine vesting may be made after such date.
     3. Stock; Dividends; Voting
     3.1 The stock certificate(s) evidencing the Restricted Stock shall be registered on the Company’s books in the name of Grantee as of the Grant Date. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the Shares of Restricted Stock are vested in accordance with Section 2. While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.
     3.2 While the Restricted Stock is not vested, Grantee generally shall not be entitled to vote such Restricted Stock. No dividends declared or paid by the Company with respect to its Shares shall accrue or be payable with respect to any Shares of Restricted Stock that are unvested.
     3.3 In the event of any adjustments in authorized Shares as provided in Section 4.3 of the Plan, the number and class of Shares of Restricted Stock or other securities that Grantee shall be entitled to pursuant to this Agreement shall be appropriately adjusted or changed to reflect such change, provided that any such additional Shares of Restricted Stock or additional or different shares or securities shall remain subject to the restrictions in this Agreement.
     3.4 Grantee represents and warrants that Grantee is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that, in such case and in addition to the other restrictions on the Restricted Stock, the shares may not be transferred unless an exemption from registration is available. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.
     4. No Right to Continued Employment
     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time, subject to Grantee’s rights under this Agreement.
     5. Taxes and Withholding
     Grantee shall be responsible for all federal, state and local income taxes payable with respect to this award of Restricted Stock. Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Restricted Stock, including a “Section 83(b) election.” The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. The Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. The Company shall also have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld. Unless Grantee otherwise provides for the satisfaction of the withholding requirements in advance, the Company shall withhold and cancel a number of Shares of Restricted Stock having a market value equal to the minimum amount of taxes required to be withheld.
     6. Grantee Bound by the Plan
     Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
     7. Restrictive Covenants
     7.1 Grantee hereby acknowledges that the Company may disclose (and/or has already disclosed) to Grantee, and Grantee may be provided with access to and otherwise make use of, certain valuable Confidential Information (as defined below) of the Company. Grantee also acknowledges that due to Grantee’s relationship with the Company, Grantee will develop (and/or has developed) special contacts and relationships with the Company’s employees or independent contractors, and that it would be unfair and harmful to the Company if Grantee took advantage of these relationships to the detriment of the Company.
     7.2 Grantee hereby agrees that, during employment and for a period of one (1) year following any voluntary or involuntary termination of employment with the Company (regardless of reason), Grantee will not directly or indirectly, individually, or on behalf of any Person other than the Company or a Subsidiary:
          (a) solicit, recruit or induce (or otherwise assist any person or entity in soliciting, recruiting or inducing) any employee or independent contractor of the Company, in either case who performed work for the Company within the final year of Grantee’s employment with the Company, to terminate his or her relationship with the Company; or
          (b) knowingly or intentionally damage or destroy the goodwill and esteem of the Company, any Subsidiary, the Company’s Business or the Company’s or any Subsidiary’s suppliers, employees, patrons, customers, and others who may at any time have or have had relations with the Company or any Subsidiary.
     7.3 Grantee further agrees that during employment and for a period of two (2) years thereafter, Grantee will not, except as necessary to carry out Grantee’s duties as an employee of the Company, disclose or use Confidential Information without the Company’s prior written consent. Grantee further agrees that, upon termination or expiration of employment with the Company for any reason whatsoever or at any time, Grantee will deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in Grantee’s possession or control, relating in any way to the Company’s Business or containing any Confidential Information of the Company, which at all times shall be the property of the Company.
     7.4 For purposes of this Section 7, the following terms shall have the meanings specified below:
          (a) “Company’s Business” means the nationwide businesses of (i) supplying maintenance, repair, operating and production (“MROP”) products and services to manufacturers and other industrial users; (ii) providing value-added business process outsourcing services and other arrangements, including, without limitation, storeroom management, integrated supply, product applications and production process improvements; and (iii) distributing MROP products, including, without limitation, cutting tools, abrasives, hand and power tools, maintenance equipment, coolants, lubricants, adhesives, and safety products.
          (b) “Confidential Information” means information, without regard to form, relating to the Company’s or any Subsidiary’s customers, operation, finances and business that derives economic value, actual or potential, from not being generally known to other Persons, including, but not limited to, financial statements, manuals, business plans, business rules, business methods, business practices, market studies, methods, graphs, strategies, techniques, processes, procedures, formulas, inventions, marketing and pricing data, pricing policies or lists, technical or non-technical data (including personnel data), contracts, sources and identity of vendors and contractors, financial information of customers and the Company, computer software and programs (including object code and source code), computer database systems, and other proprietary documents, materials or information regarding (or otherwise obtained by) the Company, its businesses and activities, or the manner in which the Company does business. Confidential Information includes information disclosed to the Company or any Subsidiary by third parties that the Company or any Subsidiary is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a two (2)-year period after Grantee’s date of termination of employment.
          (c) “Person” means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.
     7.5 If, during Grantee’s employment with the Company or at any time during the restrictive periods described in Section 7.2 or 7.3 above, Grantee violates the restrictive covenants set forth in this Section 7, then the Committee shall, notwithstanding any other provision in this Agreement to the contrary, cancel any outstanding Shares of Restricted Stock that have not yet vested, which shall be the Company’s exclusive remedy under this Agreement for such a violation, but which shall not limit any other remedy or right the Company may have outside of this Agreement as a result of the underlying action by Grantee. Nothing contained herein shall in any way limit or exclude any other right granted by law or equity to the Company. Grantee agrees that this Section 7 shall survive the termination of Grantee’s employment.
     8. Modification of Agreement
     This Agreement may be modified or amended at any time by the Committee, provided that Grantee’s written consent must be obtained for any modification that adversely alters or impairs any rights or obligations of Grantee under this Agreement, unless there is an express Plan provision permitting the Committee to act unilaterally to make the latter such modification.
     9. Severability
     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     10. Governing Law
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of the laws principles thereof.
     11. Successors in Interest
     This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon Grantee’s heirs, executors, administrators and successors.
     12. Resolution of Disputes
     Any dispute or disagreement that may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement, shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on Grantee and the Company for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“Company”

By:

Name: ____________
Title: ____________
     Grantee hereby (i) acknowledges that a copy of the Plan is available from the Company’s intranet site or upon request, (ii) represents that Grantee is familiar with the terms and provisions of this Agreement and the Plan, and (iii) accepts the award of Restricted Stock subject to all the terms and provisions of this Agreement and the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. Grantee authorizes the Company to withhold from any compensation payable to Grantee, including by withholding Shares, in accordance with applicable law, any taxes required to be withheld by federal, state or local law as a result of the grant or vesting of the Restricted Stock.

“Grantee”

Name: ____________